Exhibit 99.1

QUARTER ENDED JUNE 30, 2015

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

I

Second Quarter and Subsequent Events Overview

As of August 19, 2015



Las Colinas Commons in Irving, Texas

SUMMARY

- Continuing to focus on the orderly disposition of the remaining investment portfolio
- All equity investments are in the marketing stage
- Continuing to actively manage assets to create liquidity for shareholders

Continuing to Move Through the Disposition Phase

Management is focused on disposing of investments in an orderly manner, winding up the Company, and making liquidating distributions in the next 12 to 18 months.



Frisco Square in Frisco, Texas

Managing the Portfolio to Create Liquidity for Shareholders

As the Company moves through the asset disposition phase, management continues to actively manage the investment portfolio to find liquidity for shareholders. At the Ablon at Frisco Square multifamily development, construction is on-time and on-budget and should be completed in early 2016. The associated parking garages are expected to be completed in the third quarter of this year. The Frisco, Texas market continues to benefit from the strong fundamentals and business conditions in the North Texas area. At the Chase Park Plaza in St. Louis, the Company is continuing to explore the benefits of converting under-utilized meeting space to retail use. We are seeing leasing interest from prospective retail tenants.

All Equity Investments are in the Marketing Process

The portfolio currently includes eight equity investments and a mezzanine loan. All of the equity investments (excluding the Ablon multifamily development currently under construction at Frisco Square) are in various stages of the marketing process, with some being further along in the process than others. Four properties are currently being actively marketed for sale: Las Colinas Commons and Frisco Square (excluding the Ablon multifamily development) in suburban Dallas; and Northpoint Central and Northborough Tower in Houston.



Northborough Tower in Houston, Texas

QUARTER ENDED JUNE 30, 2015 Challenging Office Markets At the Las Colinas Commons office property, a 32,000 square foot tenant (13%), which we had expected to renew, vacated their space on July 31, bringing the occupancy of the asset to 60%. Currently, there is little leasing interest at this asset due to its type and its location away from the Las Colinas Commons in Irving, Texas urban center of the submarket. The valuation of the building is adversely affected by the vacancy rate and the cost to re-tenant the building. Volatility in the energy sector continues to challenge the Houston office market. For the first time in five years, Houston’s office market posted negative net absorption, primarily due to tenants relocating to new buildings and companies placing excess space on the sublease market. Rents and office building valuations in the city’s Greenspoint submarket, in which the Company’s Northpoint and Northborough office properties are located, are also being adversely affected by the oversupply of approximately three million square feet of office space in this submarket. Central Europe Portfolio Disposes of One Property In July 2015, the Central European joint venture, in which the Company is a 47% partner, sold one of its industrial warehouse assets located in the Czech Republic for €3.9 million. A portion of the proceeds from the sale was used to pay down the debt of the joint venture and the remaining funds were retained by the joint venture for operations and capital improvements. In August 2015, the joint venture partner evaluated the cash needs of the venture and distributed approximately €0.5 million to the Company. The majority partner in the Central Europe joint venture is continuing to seek opportunities to liquidate this 19-property portfolio in an orderly manner over time. Although the portfolio has an overall occupancy rate of approximately 95%, valuations in Central Europe continue to be depressed and there are few real estate transactions occurring. Occupancy Rates of Operating Properties As of June 30, 2015 1In July 2015, a significant tenant vacated its space, reducing occupancy to 60%. 2Combined occupancy for retail, office and restaurant. Occupancy for Frisco Square multifamily (excluding Ablon at Frisco Square) was 97% as of June 30, 2015. 3Year-to-date average occupancy. 4Combined occupancy for all 20 properties. In July 2015, one property was sold reducing the number of properties in the Central Europe Portfolio to 19. 2 Property Occupancy Rate Las Colinas Commons1 74% Northpoint Central 96% Northborough Tower 100% Frisco Square2 94% Chase Park Plaza3 67% The Lodge & Spa at Cordillera3 51% Central Europe Portfolio4 95% PORTFOLIO SUMMARY As of June 30, 2015 Nine portfolio investments consisting of: Central Europe portfolio investment– 20 retail and light industrial properties 3 office properties 2 hospitality properties 1 mixed-use property 1 undeveloped resort project 1 mezzanine loan on a multifamily development Northborough Tower in Houston, Texas I

QUARTER ENDED JUNE 30, 2015

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

15601 Dallas Parkway, Suite 600
Addison, TX 75001
866.655.3600
behringerinvestments.com

Conclusion

The Company is continuing to work through the asset disposition phase of its lifecycle as expeditiously as possible while capturing value for shareholders.

Financial Highlights

(in thousands, except per share data)	*3 mos. ended June 30, 2015*	*3 mos. ended June 30, 2014*	*6 mos. ended June 30, 2015*	*6 mos. ended June 30, 2014*
FFO	$ 1,249	$ 1,002	$ 512	$ 362
FFO per share	$ 0.02	$ 0.02	$ 0.01	$ –
Distributions declared	$ –	$ –	$ –	$ –
Distributions per share	$ –	$ –	$ –	$ –
(in thousands)	*As of June 30, 2015*	*As of Dec. 31, 2014*		
Total assets	$ 313,721	$ 314,492		
Total liabilities	$ 188,032	$ 180,454		

Reconciliation of FFO to Net Loss

(in thousands, except per share amounts)	*3 mos. ended June 30, 2015*	*3 mos. ended June 30, 2014*	*6 mos. ended June 30, 2015*	*6 mos. ended June 30, 2014*
Net loss	$ (2,842)	$ (2,327)	$ (7,137)	$ (6,500)
Adjustments for:				
Impairment charge[1]	616	–	616	–
Real estate depreciation and amortization[2]	3,475	3,805	7,069	7,338
Gain on sale of real estate	–	(476)	(36)	(476)
FFO[3]	$ 1,249	$ 1,002	$ 512	$ 362
GAAP weighted average shares, basic and diluted	56,500	56,500	56,500	56,500
FFO per share	$ 0.02	$ 0.02	$ 0.01	$ –
Net loss per share	$ (0.05)	$ (0.04)	$ (0.13)	$ (0.12)

[1]Includes impairment of our investments that resulted from a measurable decrease in the fair value of our depreciable real estate.
[2]Includes our consolidated depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partner's share.
[3]FFO (Funds From Operations) should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor is it either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our second quarter Form 10-Q on file with the SEC.

THIRD QUARTER UPDATE CALL

THURSDAY
NOV.
19

Please join us for the third quarter conference call on Thursday, November 19, 2015 at 1:00 pm Central Time.

Further details about this call will be included in your next quarterly statement.



Las Colinas Commons in Irving, Texas

FORWARD-LOOKING STATEMENTS

This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT I, Inc.'s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995.

Published 09/15 © 2015 Behringer

3212-1 OP1 Q2 Report 2015